June 26, 1987

Mr. Ho Humphrey
Xoma Corporation
2910 Seventh Street
Berkeley, CA 94710

                     RE: BUILDING C OF AQUATIC PARK CENTER.

Dear Mr. Humphrey:

     On or about the date of this letter, Xoma Corporation ("Xoma") and Seventh Street Properties II ("Lessor") entered into a lease of Building C at Aquatic Park Center (the "Lease").

     With respect to Building C, the parties hereby agree as follows:

     Xoma shall have the right of first refusal to purchase Building C from Lessor if and when Lessor elects to sell its entire interest in Building C. If Lessor proposes to sell the Building, it shall first serve written notice on Xoma setting forth the terms on which Building C shall be sold (the "Initial Notice"). Xoma shall have 15 calendar days after receipt of the Initial Notice in which to inform Lessor in writing that it wishes to purchase the Building on the terms set forth in the Initial Notice. Notices shall be delivered in accordance with the terms of the Lease. Failure of Xoma to serve such written notice within the 15 day period or to close the sale within 45 days after serving notice on Lessor of its intent to purchase (other than as a result of Lessor's default) shall be deemed to be a waiver of its right of first refusal, and Lessor shall be free thereafter to sell Building C to third parties. Notwithstanding the above, if Lessor proposes to offer more favorable terms to third parties than set forth in the Initial Notice, then Lessor shall serve another written notice on Xoma and again go through the procedure set forth above, provided that Lessor shall not need to serve another written notice or go through the procedure if Xoma had previously elected to purchase Building C but failed to close the transaction within the time stated above.

Mr. Ho Humphrey
June 26, 1987
Page 2

     Please confirm by signing below your agreement with this amendment to the Lease and your acknowledgment that except for this specific amendment, all terms and conditions of the Lease shall remain unmodified and in full force and effect.

                                  Sincerely,

                                  SEVENTH STREET PROPERTIES II

                                  By /s/ Richard K. Robbins
                                         (Signature)
                                      (Print Name And Title)

The terms set forth above are hereby agreed to on 8/26, 1987.

XOMA CORPORATION

By /s/ Steven C. Mendell
(Signature)
Chairman/ CEO
(Print Name & Title)

                                XOMA CORPORATION

                                   BUILDING C

                           TRIPLE NET LABORATORY LEASE

                                Table Of Contents
Paragraph         Title                                                 Page

1.0               BASIC LEASE TERMS                                     1

                  1.1        Commencement Of Lease                      1
                  1.2        Lease Term                                 1
                  1.3        Monthly Rent                               1
                  1.4        Lessee's Pro Rata Share                    1
                  1.5        Security Deposit                           1
                  1.6        Use                                        1

2.0               PREMISES   2

                  2.1        Description                                2
                  2.2        Work Of Improvement                        2
                  2.3        Possession                                 2

3.0               TERM                                                  2

                  3.1        Commencement                               2
                  3.2        Delay In Commencement                      2
                  3.3        Option To Terminate                        2
                  3.4        Option To Extend Term                      2
                  3.5        Term                                       3
                  3.6        Fair Market Lease Rate                     3

4.0               RENT                                                  4

                  4.1        Monthly Rent                               4
                  4.2        Rent Adjustment                            4
                  4.3        Mode Of Payment                            5
                  4.4        Triple Net Lease                           5
                  4.5        Estimated Payments                         5
                  4.6        Security Deposit                           6
                  4.7        Late Charges                               6

5.0               TAXES                                                 7

                  5.1        Real Property Taxes                        7
                  5.2        Personal Property Taxes                    7

6.0               INSURANCE  8

                  6.1        Property/Rental Insurance -
                             Premises                                   8
                  6.2        Property Insurance - Fixtures And
                             Inventory                                  8
                  6.3        Lessor's Liability Insurance               8
                  6.4        Lessee's Liability Insurance               8
                  6.5        Waiver Of Subrogation                      9

                  6.6        Indemnification                            9
                  6.7        Plate Glass Replacement                    9
                  6.8        Workers' Compensation Insurance            10

7.0               MAINTENANCE                                           10

                  7.1        Premises                                   10
                  7.2        Building                                   10
                  7.3        Common Areas                               11
                  7.4        Alterations, Changes And Additions
                             By Lessee                                  11
                  7.5        Plumbing                                   11
                  7.6        Liens                                      12

8.0               MANAGEMENT 12

9.0               UTILITIES AND SERVICES                                12

                  9.1        Premises                                   12
                  9.2        Common Areas                               12

10.0              USE OF PREMISES                                       13

                  10.1       Use                                        13
                  10.2       Suitability                                13
                  10.3       Uses Prohibited                            13
                  10.4       Lessee's Warranty                          14

11.0              DEFAULT PROVISIONS                                    14

                  11.1       Insolvency                                 14
                  11.2       Non-Payment, Breach Or Vacating            15
                  11.3       Default Under Other Leases                 15
                  11.4       Lessor's Right To Relet                    15
                  11.5       Right To Terminate                         15
                  11.6       Default By Lessor                          16

12.0              EXPIRATION OR TERMINATION                             16

                  12.1       Surrender Of Possession                    16
                  12.2       Holding Over                               16
                  12.3       Voluntary Surrender                        16

13.0              CONDEMNATION OF PREMISES                              17

                  13.1       Total Condemnation                         17
                  13.2       Partial Condemnation                       17
                  13.3       Award To Lessee                            17

14.0              ENTRY BY LESSOR                                       18

15.0              INDEMNIFICATION                                       18

16.0              ASSIGNMENT AND SUBLETTING                             18

17.0              DAMAGE OR DESTRUCTION                                 19

                  17.1       Right To Termination On Destruction
                             Of Premises                                19
                  17.2       Repairs By Lessor                          19

                  17.3       Reduction Of Rent During Repairs           l9
                  17.4       Arbitration                                l9
                  17.5       Lessors Overriding Right To
                             Terminate                                  20

18.0              MISCELLANEOUS PROVISIONS                              20

                  18.1       Waiver                                     20
                  18.2       Successors And Assigns                     20
                  18.3       Notices                                    20
                  18.4       Partial Invalidity                         20
                  18.5       Number And Gender                          20
                  18.6       Descriptive Headings                       20
                  18.7       Time Is Of The Essence                     20
                  18.8       Entire Agreement                           21
                  18.9       Memorandum Of Lease                        21
                  18.10      Applicable Law                              21
                  18.11      Corporate Authority                        21
                  18.12      Litigation Expense                         21
                  18.13      Subordination Of Leasehold                 21
                  18.14      Lessee's Certificate                       21
                  18.15      Attornment                                 22
                  18.16      Day                                        22
                  18.17      Brokers                                    22

EXHIBIT A - DESCRIPTION OF THE PREMISES AND PROPERTY
EXHIBIT B - WORK TO BE PERFORMED BEFORE OCCUPANCY OF PREMISES

                                XOMA CORPORATION

                                   BUILDING C

                                TRIPLE NET LEASE

     LEASE made and entered into this 22 day of July 1987, between SEVENTH STREET PROPERTIES II ("Lessor") and XOMA CORPORATION ("Lessee").

                                R E C I T A L S:

     A. Concurrently with the execution of this Lease, Lessee is entering into three other leases, specifically one with Lessor for approximately 35,000 square feet in Building E at Aquatic Park Center (the "Building E Lease") another with Lessor for approximately 20,000 square feet in Building F at Aquatic Park Center (the "Building F Lease"), and another with Seventh Street Properties, an affiliate of Lessor, for approximately 24,275 square feet at 890 Heinz Street, Berkeley, California (the "Heinz Street Lease").

     B. The Building E Lease, the Heinz Street Lease and this Lease are intended to be read together so that a breach of one is deemed a breach of the other.

                               A G R E E M E N T:

     NOW, THEREFORE, the parties hereby agree as follows:

     1.0 BASIC LEASE TERMS.

     1.1 Commencement Of Lease: The term of this Lease shall commence on the earlier of:

     a. The date Lessor notifies Lessee in writing that the construction to be performed by Lessor pursuant to Paragraph 2.2 hereof has been substantially completed. Substantial completion shall occur when the Premises are in such condition as to permit Lessor to file a Notice of Completion with respect to its work; or

     b. The date Lessee actually commences to do business at the Premises.

     1.2 Lease Term: Through April 30, 2003.

     1.3 Monthly Rent: $6,384.

     1.4 Lessee's Pro Rata Share: 5.6%.

     1.5 Security Deposit: $7,056.

     1.6 Use: Pharmaceutical manufacturing, offices, laboratories, shipping and receiving relating to pharmaceutical products.

     2.0 PREMISES.

     2.1 Description. Lessor hereby leases to Lessee a portion of Building C (the "Premises") constituting approximately 6,720 square feet, which constitute a portion of a larger piece of real property owned by Lessor and known as the Aquatic Park Center (the "Property"). Exhibit A attached hereto further describes the Premises and the Property.

     2.2 Work Of Improvement. The respective obligations of Lessor and Lessee to perform the work and supply material and labor to prepare the Premises for occupancy are set forth in Exhibit B attached hereto and incorporated herein. Lessor and Lessee shall expend all funds and do all acts required of them respectively in Exhibit B and shall have the work performed promptly and diligently in a first-class, workmanlike manner. Lessee shall not commence construction of the improvements to be undertaken by Lessee until Lessor has approved in writing the final drawings for said improvements, which approval shall neither be unreasonably withheld nor delayed.

     2.3 Possession. Lessor shall deliver occupancy of the Premises to Lessee on the Commencement Date as hereinafter defined.

     3.0 TERM.

     3.1 Commencement. The Lease shall commence on the date specified in Paragraph 1.1 above (the "Commencement Date") and shall continue thereafter for the term specified in Paragraph 1.2 above (the "Initial Term"), unless sooner terminated pursuant to this Lease.

     3.2 Delay In Commencement. If for any reason Lessor cannot deliver possession of the Premises to Lessee on the Commencement Date, such failure shall not affect the validity of this Lease nor shall it extend the Term or render Lessor liable to Lessee for any loss or damage resulting therefrom; except that if possession is not delivered to Lessee on the Commencement Date, Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Lessee. Notwithstanding the above, if Lessor does not deliver possession of the Premises to Lessee by June 30, 1988, then Lessee shall have the option of terminating this Lease by serving written notice on Lessor on or before July 15, 1988.

     3.3 Option To Terminate. Lessee is hereby granted an option to terminate the Lease effective April 30, 1998 by giving written notice to Lessor of Lessee's intent to terminate (the "Termination Notice") on or before July 31, 1997.

     3.4 Option To Extend Term. Lessee is hereby granted an option to extend the term for a five year period following the expiration of the Initial Term (the "Option Term") by giving written notice to the Lessor of Lessee's intent to exercise such option (the "Option Notice") at least 270 days before the expiration of the Initial Term. The Option Term shall be on the same terms and conditions in effect immediately before the end of the Initial Term, except that the rent shall be set at 95% of the fair market lease rate for comparable space in the Berkeley area, provided that in no event shall the rental rate for the Option Term be less than the rental rate as of the last day of the Initial Term. Notwithstanding anything to the contrary above, if Lessee is in default in the payment of rent, in the making of other payments required to be made by Lessee under this lease, or otherwise under this Lease on the date the Option Notice is delivered to Lessor or on the date the Option Term is to commence, the Option Term shall not commence and this Lease shall expire at the end of the Initial Term.

     3.5 Term. All references to the "Term" in this Lease shall include the Initial Term set forth in Paragraph 3.1 plus any extensions pursuant to Paragraph 3.4.

     3.6 Fair Market Lease Rate. Lessor shall give Lessee notice ("Lessor's Notice") of the fair market lease rate after receiving Lessee's written notice of intent to exercise the Option, provided that Lessor's Notice shall not be delivered later than 120 days prior to the commencement of the Option Term. If Lessee believes that the fair market lease rate as established by Lessor is incorrect, Lessee shall notify Lessor in writing within 20 days of Lessee's receipt of the notice from Lessor that Lessee desires to submit the matter to appraisal with a designation of an MAI qualified appraiser. If Lessor agrees with the identity of such appraiser, it shall within 10 days notify the appraiser and Lessee that such appraiser shall determine the fair market lease rate (including fair market increases during the Option Term). If not, Lessor shall submit the name of its appraiser to Lessee within said 10 days. The two appraisers so selected shall choose a third appraiser and the three together shall determine the fair market lease rate (including fair market increases during the Option Term). If the two appraisers cannot select a third appraiser within 20 days after Lessor submits the name of its appraiser, either party may at any time apply to the presiding judge of any court of competent jurisdiction for the appointment of the third appraiser. If the three appraisers are unable to agree on the fair market lease rate they shall each determine the fair market lease rate assuming annual CPI increases during the Option Term and then average their determinations by tossing out the high and low appraisal and accepting the middle appraisal as the fair market lease rate. The costs of the appraisal process shall be borne by Lessee unless the fair market lease rate as determined by the appraisal is more than 10% below the lease rate set forth in Lessor's Notice in which case Lessor and Lessee shall share the costs of the appraisal process equally. The appraisal process shall be completed as quickly as reasonably possible. If for any reason the Option Term commences prior to the conclusion of the appraisal process, Lessee shall continue to pay the monthly base rent then in effect to Lessor plus 10% of such amount, which 10% only shall be held by Lessor in escrow pending completion of the appraisal process, at which time all funds held in escrow shall be distributed to Lessee and/or Lessor in accordance with the outcome of the appraisal process, and Lessee shall subsequently be bound by the lease rate as determined by the appraisal process. The rent during the Option Term shall continue to be adjusted as agreed upon between Lessor and Lessee or as determined by the appraisal process.

     4.0 RENT

     4.1 Monthly Rent. Lessee shall pay to Lessor as rent for the Premises in advance on the first day of each calendar month of the Term without deduction, offset, prior notice or demand, in lawful money of the United States, the sum specified in Paragraph 1.3 above which is based on $.95 per square foot and the square footage set forth in Paragraph 2.1. The rent owing shall be adjusted as necessary if the actual square footage is shown to be other than as set forth in Paragraph 2.1. Notwithstanding the above, Lessee shall not be required to pay rent until the Commencement Date under the Building E Lease. If the Commencement Date is not the first day of a calendar month, the first monthly installment of such rent shall be applied on a per diem basis against payment of the rent from the Commencement Date until the first day of the first succeeding calendar month. Any unused portion of said amount shall be applied against payment of the rent for such first succeeding calendar month, and the balance of the rent for that month shall be due on the first day thereof. Concurrent with Lessee's execution of this Lease, Lessee shall pay to Lessor the first monthly installment of rent.

     4.2 Rent Adjustment. The base rent shall be adjusted on the one year anniversary of the Commencement Date to $1.05 per square foot. Thereafter, for the period through April 30, 1998 the base rent of $1.05 per square foot shall be adjusted as follows. On October 1, 1990 and every three years thereafter (the "Adjustment Dates"), the base rent shall be adjusted by the percentage increase in the Consumer Price Index (all items) for all urban consumers in the San Francisco-Oakland metropolitan area, published by the United States Department of Labor, Bureau of Labor Statistics. The monthly rent until the next Adjustment Date shall be the greater of (a) the rent in effect immediately before the Adjustment Date or (b) the rent of $1.05 per square foot multiplied by a fraction, the numerator of which shall be said Index number for the calendar month three months prior to the Adjustment Date and the denominator of which shall be said Index number for the calendar month three months prior to the first full calendar month following the Commencement Date. Notwithstanding the above, in no case shall the increase as of any Adjustment Date exceed 21% plus the Carry Forward. As used above, the "Carry Forward" shall mean the percentage increases in CPI which are not used at earlier Adjustment Dates to adjust the rent because of this limitation. For example, if the CPI increase is 15% on October 1, 1990, then the Carry Forward is six percent and the CPI increase on October 1, 1993 shall be the actual CPI increase, not to exceed 27%. If the actual CPI increase on October 1, 1993 were 23%, then the Carry Forward to October 1, 1996 would be four percent. Should the Bureau discontinue the publication of said Index numbers, or publish the same less frequently, or alter the same in some other manner, then Lessor shall adopt a substitute index or procedure which reasonably reflects consumer prices. Commencing May 1,

1998, the adjustment mechanism set forth above shall be discarded and rent shall be adjusted to 95% of the fair market lease rate as of May 1, 1998 for comparable space in the Berkeley area, provided that in no event shall the new rental rate be less than the rental rate in effect immediately before such adjustment. (Adjustments subsequent to May 1, 1998 shall be determined in the course of establishing the fair market lease rate.) On or before January 1, 1998, Lessor shall provide Lessee with notice of the May 1, 1998 fair market lease rate. The fair market lease rate shall then be determined in accordance with Paragraph 3.6, and the notice referenced above shall be deemed "Lessor's Notice."

     4.3 Mode Of Payment. Lessee shall pay all rent due Lessor at Lessor's address set forth on the signature page hereof, or any such other place as Lessor may designate from time to time in writing.

     4.4 Triple Net Lease. This Lease is what is commonly called a "Net, Net, Net Lease," it being understood that Lessor shall receive the rent set forth herein free and clear of any and all other impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with the ownership and operation of the Premises. All references herein to Lessee's pro rata share of any expense shall mean the total expense of any such item multiplied by a fraction, the numerator of which shall be the total floor area of the Premises and the denominator of which shall be the total floor area available for lease by Lessor of Buildings C, E and F on the Property. "Floor area" shall be measured from the exterior surface of all exterior walls and from the center of all walls separating the Premises from adjacent premises. Based upon the square footage numbers set forth in Paragraph 2.1, Lessee's pro rata share has been calculated and is set forth in Paragraph 1.4. Lessee's pro rata share shall be adjusted as necessary if the actual square footage is shown to be other than as set forth in Paragraph 2.1 or upon any subdivision of the Property. In the event of non-payment of all or any portion of such charges, costs and expenses, Lessor shall have the same rights and remedies as provided in this Lease for failure of Lessee to pay rent. Lessee shall in no event be entitled to any abatement or reduction of rent or other monetary sums payable hereunder, except as expressly provided herein, notwithstanding any present or future law to the contrary.

     4.5 Estimated Payments. Lessee shall be notified by Lessor of Estimated Payments for taxes, insurance, maintenance of common areas and common area utilities and services from time to time. The Estimated Payments shall be paid by Lessee together with rent, on the first day of each month throughout the Term. The Estimated Payments may be increased or decreased by Lessor upon 30 days' written notice to Lessee based upon statements received or charges incurred by Lessor, information available to Lessor as to the probable cost of expected charges and expenses, or the reasonable estimate of Lessor as to the probable amount of expected charges or expenses. Lessor shall be entitled to retain the monies received from such payments in its general fund pending payment of all such costs and charges. No more frequently than once each calendar quarter, the actual costs shall be determined by Lessor, and Lessee shall remit to Lessor on demand its unpaid pro rata share of the actual expense. In the event Lessee paid more than its pro rata share of the actual expenses for such period of time, Lessor shall apply such overpayment towards the next Estimated Payments owing by Lessee. At the termination of this Lease, an accounting for such charges and expenses shall be made to the nearest practical accounting period, and Lessee shall pay to Lessor any balance due, or the Lessor shall refund to Lessee any excess amount paid.

     4.6 Security Deposit. Concurrent with Lessee's execution of this Lease, Lessee shall deposit with Lessor as a security deposit the sum specified in Paragraph 1.5 above (the "Deposit"). On May 1, 1998 and May 1, 2003 (unless the Lease is terminated or the Option is not exercised, as the case may be) Lessee shall increase the Deposit to that amount which is equal to the newly established monthly rental. The Deposit shall be held by Lessor as a security deposit for the faithful performance by Lessee of all terms, covenants, and conditions of this Lease to be kept and performed by Lessee during the Term. If Lessee defaults with respect to any provisions of this Lease, including but not limited to the provisions relating to the payment of rent and any of the monetary sums due hereunder, Lessor may (but shall not be required to) use, apply or retain any part or all of the Deposit for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer by reason of Lessee's default. If any portion of the Deposit is so used or applied, Lessee shall, within 10 days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Deposit to its original amount; Lessee's failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep the Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the Deposit or any balance thereof shall be returned to Lessee (or, at Lessor's option, to the last assignee of Lessee's interests hereunder) at the expiration of the Term and after Lessee has vacated the Premises. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer the Deposit to Lessor's successor in interest, whereupon Lessee agrees to release Lessor from all liability for the return of the Deposit or the accounting therefor.

     4.7 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on the Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within 10 days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to five percent of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent a Lessor from exercising any of the other rights and remedies granted hereunder.

     5.0 TAXES.

     5.1 Real Property Taxes. Lessee agrees to pay to Lessor in addition to the rent and other charges herein its pro rata share of all Designated Real Property Taxes in accordance with Paragraph 4.5. As used herein, "Real Property Taxes" shall include any form of assessment, license, fee, rent, tax, levy, penalty or tax imposed by any authority having the direct or indirect power to tax, including any improvement district, as against any legal or equitable interest of Lessor in the Property or as against Lessor's business of renting the Property. As used herein, "Designated Real Property Taxes" shall mean all Real Property Taxes except those Real Property Taxes which are shown on the tax bill for the Property as applying to the improvements constituting Buildings A and B, as shown on Exhibit B, and 86.82% of (a) the Real Property Taxes applying to the land and (b) special assessments against the Property. Such percentage was determined by comparing the square footage of all of the land within the Property to the square footage of all such land not occupied by Buildings A and B, plus 14,000 square feet of the Property attributed to Buildings A and B. Lessee's share of Designated Real Property Taxes shall be equitably prorated to cover only the period of time within the fiscal tax year during which this Lease is in effect. With respect to any assessments which may be levied against or upon the Premises, and which may be paid in annual installments, only the amount of such annual installments (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Designated Real Property Taxes. Lessor represents that, to the best of its knowledge, there are no assessment or improvement districts being planned which would affect the Property other than as in effect as of the date of this Lease. If the Property becomes subdivided, the formulas above shall continue to apply (unless Building E is split off into a separate parcel without any other buildings) but Lessee's pro rata share and the percentage shown above shall be adjusted to reflect the new square footage of the resulting parcels. If Building E is split off from the Property into a separate parcel without any other buildings, it shall be assessed by itself and Lessee shall be responsible for all of the Real Property Taxes relating thereto.

     5.2 Personal Property Taxes. Lessee shall pay before delinquency all taxes levied or assessed on Lessee's fixtures, improvements, furnishings, merchandise, equipment and personal property in and on the Premises, whether or not affixed to the real property. If Lessee in good faith contests the validity of any such personal property taxes, then Lessee shall at its sole expense defend itself and Lessor against the same and shall pay and satisfy any adverse determination or judgment that may be rendered thereon and shall furnish Lessor with a surety bond satisfactory to Lessor in an amount equal to 150% of such contested taxes. Lessee shall indemnify Lessor against liability for any such taxes and/or any liens placed on the Premises or the Property in connection with such taxes. If at any time after any tax or assessment has become due or payable Lessee or its legal representative neglects to pay such tax or assessment, Lessor shall be entitled, but not obligated, to pay the same at any time thereafter and such amount so paid by Lessor shall be repaid by Lessee to Lessor with Lessee's next rent installment together with interest at the highest rate allowable by law.

     6.0 INSURANCE.

     6.1 Property/Rental Insurance - Premises. During the Term, Lessor shall keep the Property insured against loss or damage by fire and those risks normally included in the term "all risk" including (a) flood coverage at the election of Lessor, (b) earthquake coverage at the reasonable election of Lessor, (c) coverage for loss of rents and (d) boiler and machinery coverage if the Lessor deems necessary. Any deductibles shall be paid by Lessee if the deductible arises from damage solely to the Premises. If the damage covers a greater portion of the Property than the Premises, then Lessee shall pay that portion of the deductible which the total floor area of the Premises bears to the total floor area of the Property which is available for lease by Lessor and which suffered damage. The amount of such insurance shall be not less than 100% of the replacement value of the Premises. Any recovery received from said insurance policy shall be paid to Lessor. Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor its pro rata share of the premiums for all insurance for the Property, excluding that insurance applicable to Buildings A and B as shown by the insurance company (or its broker) issuing such insurance. The insurance premiums shall be paid in accordance with Paragraph 4.5. Lessee shall pay to Lessor any deductibles owing within 15 days after receipt of notice from Lessor of the amount owing.

     6.2 Property Insurance - Fixtures And Inventory. During the Term, Lessee shall, at its sole expense, maintain insurance with "all risk" coverage on any fixtures, leasehold improvements, furnishings, merchandise, equipment or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement value thereof, and Lessee shall also have sole responsibility and cost for maintaining any other types of insurance relating to Lessee's use of the Premises. Any deductibles shall be paid by Lessee.

     6.3 Lessor's Liability Insurance. During the Term, Lessor shall maintain a policy or policies of comprehensive general liability insurance insuring Lessor (and such others as designated by Lessor) against liability for bodily injury, death and property damage on or about the Property, with combined single limit coverage of not less than $2,000,000.

     6.4 Lessee's Liability Insurance. During the Term, Lessee shall, at its sole expense, maintain for the mutual benefit of Lessor and Lessee, comprehensive general liability and property damage insurance against claims for bodily injury, death or property damage occurring in or about the Premises or arising out of the use or occupancy of the Premises, with combined single limit coverage of not less than $2,000,000. The limits of such insurance shall not limit the liability of Lessee. Lessee shall furnish to Lessor prior to the Commencement Date, and at least 30 days prior to the expiration date of any policy, certificates indicating that the liability insurance required by Lessee above is in full force and effect, that Lessor has been named as an additional insured; and that all such policies will not be cancelled unless 30 days' prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers reasonably approved by Lessor and with policies in form reasonably satisfactory to Lessor. Said policies shall provide that Lessor, although an additional insured, may recover for any loss suffered by Lessor by reason of Lessee's negligence, and shall include a broadform liability endorsement.

     6.5 Waiver Of Subrogation. Lessor hereby releases Lessee, and Lessee hereby releases Lessor, and their respective officers, agents, employees and servants, from any and all claims or demands of damages, loss, expense or injury to the Premises, or to the furnishings and fixtures and equipment, or inventory or other property of either Lessor or Lessee in, about or upon the Premises, which is caused by or results from perils, events or happenings which are the subject of insurance carried by the respective parties and in force at the time of any such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.

     6.6 Indemnification. Except to the extent of intentional misconduct by Lessor or Lessor's negligence, Lessee will indemnify Lessor and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Lessee of the Premises or any part thereof, or occasioned wholly or in part by any acts or omissions of Lessee, its agents, contractors, employees, servants, licensees or concessionaires or by anyone permitted to be on the Premises by Lessee. In case Lessor shall be made a party to any such litigation commenced by or against Lessee, then Lessee shall protect and hold Lessor harmless from all claims, liabilities, costs and expenses, and shall pay all costs, expenses and reasonable legal fees incurred by Lessor in connection with such litigation.

     6.7 Plate Glass Replacement. Lessee shall replace at its sole expense, any and all plate glass and other glass in and about the Premises which is damaged or broken by vandalism. If any plate glass or other glass in and about the Premises is damaged or broken by causes other than vandalism, then Lessee shall pay Lessor an amount equal to Lessor's cost of replacement, provided that such amount shall not exceed the deductible then in effect on Lessor's insurance policy, if any, covering the damaged glass. Nothing herein shall be construed to require Lessor to carry plate glass insurance.

     6.8 Workers' Compensation Insurance. Lessee shall, at its sole expense, maintain and keep in force during the Term a policy or policies of Workers' Compensation Insurance and any other employee benefit insurance sufficient to comply with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements.

     7.0 MAINTENANCE.

     7.1 Premises. Throughout the Term, Lessee agrees to keep and maintain all improvements and appurtenances upon the Premises, including all sewer connections, plumbing, heating and cooling appliances, wiring and glass, in good order and repair including the replacement of such improvements and appurtenances when necessary. Lessee hereby expressly waives the provisions of any law permitting repairs by a tenant at the expense of a landlord, including, without limitation, all rights of Lessee under Sections 1941 and 1942 of the California Civil Code. Lessee agrees to keep the Premises clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction. Lessee further agrees to keep the interior of the Premises, such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. If Lessor deems any repairs and/or maintenance to be made by Lessee necessary and Lessee refuses or neglects to commence such repairs and/or maintenance and complete the same with reasonable dispatch upon demand, Lessor may enter the Premises and cause such repairs and/or maintenance to be made and shall not be responsible to Lessee for any loss or damage occasioned thereby except to the extent that Lessee's personal property is damaged by the intentional misconduct or negligence of Lessor or its contractors. Lessee agrees that upon demand, it shall pay to Lessor the cost of any such repairs, together with accrued interest from the date of payment at the highest rate allowable by law.

     7.2 Building. Lessor shall maintain the foundation, roof and exterior walls (the "Structural Components") and the common areas, including but not limited to hallways, elevators, and common bathrooms ("Building Common Areas"), of the building in which the Premises are located in reasonably good order and repair, except that damage occasioned by the act of Lessee shall be repaired by Lessor at Lessee's expense. Lessee shall have the obligation to notify Lessor, in writing, of any repairs or maintenance to the Structural Components or Building Common Areas which may be required, and Lessor shall have a reasonable time to make such repairs. The manner and method of maintenance and repair of the Structural Components and Building Common Areas shall be at the reasonable discretion of Lessor. Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor 67.2% (which for purposes of this Paragraph shall be deemed to be Lessee's pro rata share) of the costs of maintaining Building Common Areas (but not the Structural Components) as billed to Lessee by Lessor. Such percentage was calculated by comparing the total square footage of the Premises to the total square footage available for lease by Lessor of the building in which the Premises are located.

     7.3 Common Areas. Lessor shall maintain the common areas of the Property which shall include without limitation the landscaping, plazas and parking lots in reasonably good order and condition, except that damage occasioned by the act of Lessee shall be repaired by Lessor at Lessee's expense. Lessee shall have the obligation to notify Lessor, in writing, of any repairs or maintenance to the common areas which may be required, and Lessor shall have a reasonable time to make such repairs. The manner and method of maintenance and repair of the common areas shall be at the reasonable discretion of Lessor. Lessee, in addition to the rent and other charges provided herein, agrees to pay to Lessor its pro rata share of the costs of maintaining the common areas in accordance with Paragraph 4.5.

     7.4 Alterations, Changes And Additions By Lessee. No changes, alterations, or additions shall be made by Lessee to the Premises without the prior written consent of Lessor which Lessor will not unreasonably withhold. Notwithstanding the above, non-structural changes aggregating no more than $10,000 in any 12 month period may be made by Lessee without Lessor's consent. As used herein, alterations include utility installations such as ducting, power panels, fluorescent fixtures, base heaters, conduit and wiring. As a condition to giving such consent, Lessor may require that Lessee agree to remove any such alterations, additions or improvements at the expiration of the Term and to restore the Premises to their prior condition. As a further condition to giving such consent, Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanics' and materialmen's liens and to insure completion of the work. All changes, alterations or additions to be made to the Premises shall be under the supervision of a competent architect or competent licensed structural engineer and made in accordance with plans and specifications which have been furnished to and approved by Lessor prior to commencement of work. Lessor shall not unreasonably withhold its approval of such proposed alterations. If the written consent of Lessor to any proposed alterations by Lessee shall have been obtained, Lessee agrees to advise Lessor in writing of the date upon which such alterations will commence in order to permit Lessor to post a notice of nonresponsibility. All such alterations, changes and additions shall be constructed in a good and workmanlike manner in accordance with all ordinances and laws relating thereto. Any such changes, alterations or additions to or on the Premises shall remain for the benefit of and become the property of Lessor, unless Lessor requires the removal by giving Lessee written notice within 30 days before the date Lessee is to vacate the Premises, in which case Lessee shall remove such changes, alterations and additions and restore the Premises to the condition they were in prior to such changes, alterations or additions.

     7.5 Plumbing. Lessee shall not use the plumbing facilities for any purpose other than that for which they were constructed. The expense of any breakage, stoppage or other damage relating to the plumbing and resulting from the introduction by Lessee, its agents, employees or invitees of foreign substances into the plumbing facilities shall be borne by Lessee.

     7.6 Liens. Lessee shall keep the Premises free from any liens arising out of work performed, materials furnished or obligations incurred by Lessee and shall indemnify, hold harmless and defend Lessor from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Lessee. In the event that Lessee shall not, within 20 days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Lessor and all expenses incurred by it in connection therewith including attorneys' fees and costs shall be payable to Lessor by Lessee on demand with interest at the highest rate allowable by law. Lessor shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Lessor shall deem proper, for the protection of Lessor and the Premises, and any other party having an interest therein, from mechanics' and materialmen's liens, and Lessee shall give to Lessor at least 10 business days' prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

     8.0 MANAGEMENT.

     Lessee shall bear its share of the costs to Lessor of managing the Property. Lessee understands that Wareham Property Group, or another affiliated or unaffiliated third party will be responsible for the management of the Property. For the period through April 30, 1998, Lessee shall pay to Lessor a property management fee equal to five percent of the monthly rent. Thereafter, the monthly property management fee payable by Lessee shall be equal to the monthly property management fee owing by Lessee immediately prior to May 1, 1998, subject to adjustment as follows. Commencing May 1, 1998 and each anniversary thereafter, the monthly property management fee shall be adjusted upwards by increases in the CPI between the Adjustment Date and the same date one year earlier. The monthly property management fee shall be payable with monthly rent.

     9.0 UTILITIES AND SERVICES.

     9.1 Premises. Lessee shall pay prior to delinquency throughout the Term the cost of water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilating, janitorial services and all other materials and utilities supplied to the Premises, provided that if payment is to be made to Lessor, it shall be made by Lessee within 30 days of receipt of the statement for such charges.

     9.2 Common Areas. Lessor shall provide first-class landscaping, utilities, janitorial and security services for the common areas of the Property. Lessee shall bear its pro rata share of such common area costs to Lessor in providing such services in accordance with Paragraph 4.5. Security services shall include hiring of guards in the discretion of Lessor during hours determined by Lessor. Notwithstanding the above, any extraordinary landscaping, utilities, janitorial and/or security services incurred on the Property as a result of special events held by the tenants of Buildings A and B shall not be included in such common area costs.

     10.0 USE OF PREMISES.

     10.1 Use. The Premises shall be used and occupied by Lessee for only the purposes specified in Paragraph 1.6 and for no other purposes whatsoever without obtaining the prior written consent of Lessor which shall not be unreasonably withheld.

     10.2 Suitability. This Lease shall be subject to all applicable zoning ordinances and to any municipal, county and state laws and regulations governing and regulating the use of the Premises. Lessee acknowledges that neither Lessor nor Lessor's agent has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business.

     10.3 Uses Prohibited.

     a. Rate Of Insurance. Lessee shall not do or permit anything to be done in or about the Premises which will cause the existing rate of insurance upon the Premises (unless Lessee shall pay an increased premium as a result of such use or acts) or cause the cancellation of any insurance policy covering said Premises, nor shall Lessee sell or permit to be kept, used or sold in or about such Premises any articles which may be prohibited by a standard form policy of fire insurance.

     b. Interfere With Other Tenants. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Property or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

     c. Applicable Laws. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance, governmental rule, regulation or requirements of duly constituted public authorities whether now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense properly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or government rule, regulation or requirement, shall be conclusive of that fact as between Lessor and Lessee.

     d. Signs. Lessee shall not place any sign upon the Premises or conduct any auction thereon without Lessor's prior written consent.

     10.4 Lessee's Warranty. Lessee warrants that its use of the Premises presently complies and shall comply with applicable federal, state and local laws and regulations pertaining to (i) the use, storage and disposal of radiological materials and/or toxic chemicals, (ii) the disposal of hazardous waste and (iii) the safety of persons on the Premises, including but not limited to, the general industry safety orders as set forth in Title 8 of the California Administrative Code. Lessee further warrants that it will not interfere with any actions by Lessor made in furtherance of the above laws and regulations and it shall comply with any reasonable procedures and/or regulations promulgated by Lessor from time to time in connection with the matters covered by such laws and regulations, provided that Lessor shall have no duty to establish any procedures or regulations or to supervise in any way Lessee's activities on the Premises. Lessee warrants that all governmental inspections of the Premises as required under the laws referenced above have been made and will be made, and Lessee shall deliver within 15 days of the date hereof to Lessor a copy of the reports of each such inspection most recently conducted. Lessee shall provide a copy of the reports for each such future inspection within 15 days of Lessee's receipt of such report. Except in instances when a governmental report of such inspection has been made within the last 12 month period, Lessee shall obtain at its sole cost an inspection by a private engineering firm, resulting in a written report specifying Lessee's compliance, or enumerating the reasons for Lessee's lack of compliance, with such regulations. Lessee indemnifies and shall hold Lessor harmless from a breach of the above warranty and from any claim arising from Lessee's particular use of the Premises, including but not limited to, (a) the disposal or use of hazardous waste, or (b) the disposal or escape of odorous, carcinogenic and/or pathogenic exhaust from the Premises. Lessee shall pay all of Lessor's costs and reasonable attorneys' fees arising from a breach of Lessee's warranty set forth above, whether or not litigation is commenced, including but not limited to, the costs of defending any claims made against Lessor as a result of such breach. Lessor shall have the right to defend such claims with attorneys of its own election and Lessee shall pay the cost thereof. Nothing herein shall suggest that Lessee shall be responsible for the condition of the Property prior to its first obtaining possession of the Premises.

     11.0 DEFAULT PROVISIONS.

     11.1 Insolvency. If, during the Term, Lessee shall be declared insolvent or bankrupt, or if any assignment of Lessee's property shall be made for the benefit of creditors or otherwise, or if Lessee's leasehold interest herein shall be levied upon under execution or seized by virtue of any writ of any court of law, or a trustee in bankruptcy or a receiver be appointed for the property of Lessee, any such occurrence shall be a material default of this Lease, and entitle Lessor at its election to terminate the Lease.

     11.2 Non-Payment, Breach Or Vacating. If (a) Lessee shall fail to make payment of any rent or any charge owing hereunder, or (b) any other covenant, condition, agreement or obligation of Lessee hereunder is not timely performed and either the breach is not cured within 15 days after written notice from Lessor or the cure of the breach is not commenced within 15 days after written notice from Lessor and thereafter diligently prosecuted towards completion, Lessee shall be in default and Lessor shall be entitled to take the actions set forth in Paragraphs 11.4 and 11.5 below and Lessor may pursue any other remedy available by law.

     11.3 Default Under Other Leases. Any default under either the Building E Lease or the Heinz Street Lease shall be deemed a default under this Lease, entitling Lessor to take the actions set forth in Paragraphs 11.4 and 11.5 below and Lessor may pursue any other remedy available by law.

     11.4 Lessor's Right to Relet. Upon recovery of possession of the Premises, whether with or without legal proceedings, by reason of Lessee's breach of this Lease, Lessor may, at its option, at any time and from time to time, remove any signs and property of Lessee therefrom and relet the Premises or any part thereof at such rent and upon such terms and conditions as Lessor in its discretion shall determine, and the term of such reletting may be for a term extending beyond the Term. Such reletting shall neither void nor terminate this Lease. For the purpose of such reletting, Lessor is authorized to make repairs or alterations in or to the Premises at the sole expense of Lessee as may be necessary or desirable for the purpose of such reletting. The costs and expenses of such reletting, including repairs and alterations and any reasonable real estate commissions associated with such reletting shall be paid by Lessee. If a sum shall not be realized from such reletting to equal the monthly rent payable hereunder plus all other monthly charges to be paid by Lessee hereunder, less any amount of rental loss for the same period which Lessee proves could be reasonably avoided by Lessor, Lessee will pay such deficiency each month to Lessor. In no event shall Lessor be entitled to any excess rent received by Lessor. No re-entry, taking of possession or reletting of the Premises by Lessor shall be construed as an election to terminate this Lease unless written notice of such intention is given to Lessee or unless terminated thereof is decreed by a court of competent jurisdiction.

     11.5 Right To Terminate. Notwithstanding any such reletting without termination, Lessor may at any time during the Term elect to terminate the Lease by reason of a previous breach. In the event that Lessor shall at any time terminate this Lease by reason of breach thereof by Lessee, then Lessor, in addition to any other remedy it may have, may recover from Lessee any damages incurred by reason of such breach including, without limitation, the cost of recovering the Premises, and the amount by which the rent then unpaid for the balance of the Term exceeds the amount of such rental loss for the same period which the Lessee proves could be reasonably avoided by Lessor. Lessee hereby waives all statutory rights inconsistent with this Paragraph.

     11.6 Default By Lessor. Lessor will be in default if Lessor fails to perform any obligation required of Lessor (other than a delay in delivery of possession as provided for in Paragraph 3.2 above) within 30 days after written notice by Lessee, specifying wherein Lessor has failed to perform such obligation; provided that if the nature of Lessor's obligation is such that more than 30 days are required for performance, then Lessor shall not be in default if Lessor commences performance within such 30 day period and thereafter diligently prosecutes the same to completion; and provided further that if the performance of any obligation required by Lessor is necessary to correct a condition that poses a threat to life or property, then Lessor shall perform such obligation as soon as reasonably possible after receiving written notice from Lessee, specifying that the condition is threatening.

     12.0 EXPIRATION OR TERMINATION.

     12.1 Surrender Of Possession. Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon, subject to the terms of Paragraph 7.4 above, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear. Upon termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, any claims made by any succeeding Lessee founded on such delay.

     12.2 Holding Over. If Lessee, with Lessor's consent, remains in possession of the Premises after expiration of the term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly rental equivalent to 110% of the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided. In the event of such holding over all of the terms of this Lease including the payment of all charges owing hereunder other than rent shall remain in force and effect on said month to month basis.

     12.3 Voluntary Surrender. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, but shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or operate as an assignment to Lessor of any or all such subleases or subtenancies.

     13.0 CONDEMNATION OF PREMISES.

     13.1 Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor for the value of the unexpired term of this Lease.

     13.2 Partial Condemnation. If any portion of the Premises is taken by condemnation during the Term, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect; except that in the event a partial taking leaves the Premises unfit for normal and proper conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Lessor shall have the right to terminate this Lease effective on the date transfer of possession is required if more than 33% of the total square footage of the Premises or the Property is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Paragraph by serving written notice to the other within 30 days of their receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the value of any unexpired term of this Lease. If this Lease shall not be cancelled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, bears to the square footage of the entire Premises immediately before the taking. Any sums owing hereunder which are calculated on the basis of Lessee's pro rata share (as set forth in Paragraph 1.4) shall also be adjusted to reflect the decreased square footage of the Premises due to the condemnation. If Lessee's continued use of the Premises requires alterations and repairs by reason of a partial taking, all such alterations and repairs shall be made by Lessee at Lessee's expense.

     13.3 Award To Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for loss of business, fixtures or equipment belonging to Lessee immediately prior to the condemnation. The balance of any condemnation award shall belong to Lessor and Lessee shall have no further right to recover from Lessor or the condemning authority for any additional claims arising out of such taking.

     14.0 ENTRY BY LESSOR.

     Lessee shall permit Lessor and its agents to enter the Premises at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Structural Components of the Premises; to make such repairs to the Premises as Lessor is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the Property; to show the Premises and post "To Lease" signs for the purposes of reletting during the last 90 days of the Term; to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. Notwithstanding the above, except in the case of emergencies, Lessor shall give at least 24 hours prior written notice before entry to either the laboratories or other non-office restricted areas. Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned.

     15.0 INDEMNIFICATION.

     Lessee agrees not to hold Lessor liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs or alterations to the Premises, except to the extent such injury or damage arises from the willful misconduct or negligence of Lessor. Lessee agrees that Lessor shall not be liable for any injury or damage occasioned by defective electric wiring, or the breaking, bursting, stoppage or leaking of any part of the plumbing, air conditioning, heating, fire-control sprinkler systems or gas, sewer or steam pipes, except to the extent such injury or damage arises from the willful misconduct or negligence of Lessor. Lessee will save and hold harmless Lessor from all loss, expense, damage or injury to persons or property arising from or occurring by reason of its occupation or use of the Premises, except to the extent such losses or injuries are proximately caused by any willful misconduct or negligence of Lessor. Lessor shall not be liable for any damage to or loss of property of Lessee or other persons located on the Premises, and Lessee shall hold Lessor harmless from any claims arising out of damage to the same, except to the extent such loss or damage is proximately caused by the willful misconduct or negligence of Lessor.

     16.0 ASSIGNMENT AND SUBLETTING.

     Lessee shall not assign this Lease in whole or in part, or sublet the Premises or any part thereof, or license the use of all or any portion of the Premises or business conducted thereon, or encumber or hypothecate this Lease, without first obtaining the written consent of Lessor, which consent will not be unreasonably withheld. Lessee shall submit in writing to Lessor: (a) the name and legal composition of the proposed sublessee; (b) the nature of the proposed sublessee's business to be carried on in the Premises; (c) the terms and provisions of the proposed sublease; and (d) such financial and other reasonable information as Lessor may request concerning the proposed sublessee. Any assignment, subletting, licensing, encumbering, or hypothecating of this Lease without such prior written consent shall, at the option of Lessor, constitute grounds for termination of this Lease.

Lessor's consent to any assignment or sublease shall not constitute a waiver of the necessity for such consent to any subsequent assignment or sublease. This prohibition against assignment and subletting shall be construed to include a prohibition against assignment or subletting by operation of law. Notwithstanding any assignment or subletting with Lessor's consent, Lessee shall remain fully liable on this Lease and shall not be released from its obligations hereunder. In the event Lessor shall consent to a sublease or assignment under this Paragraph, Lessee shall pay Lessor's reasonable attorneys' fees incurred in connection with giving such consent. In addition, Lessee shall pay to Lessor with its regularly scheduled rent payments 75% of all sums collected by Lessee from a sublessee or assignee which are in excess of the rent and charges then owing to Lessor pursuant to this Lease.

     17.0 DAMAGE OR DESTRUCTION.

     17.1 Right To Terminate On Destruction Of Premises. Lessor shall have the right to terminate this Lease if, during the Term, the Premises are damaged to an extent exceeding 33% of the then reconstruction cost of the Premises as a whole. Lessor shall also have the right to terminate this Lease if any portion of the Premises is damaged by an uninsured peril. In either case, Lessor may elect to so terminate by written notice to Lessee delivered within 30 days of the happening of such damage.

     17.2 Repairs By Lessor. If Lessor shall not elect to terminate this Lease pursuant to Paragraph 17.1, Lessor shall, immediately upon receipt of insurance proceeds paid in connection with such casualty, but in no event later than 90 days after such damage has occurred, proceed to repair or rebuild the Premises, on the same plan and design as existed immediately before such damage or destruction occurred, subject to such delays as may be reasonably attributable to governmental restrictions or failure to obtain materials or labor, or other causes beyond the control of Lessor. Lessee shall be liable for the repair and replacement of all fixtures, leasehold improvements, furnishings, merchandise, equipment and personal property not covered by the property insurance described in Paragraph 6.2.

     17.3 Reduction Of Rent During Repairs. In the event Lessee is able to continue to conduct its business during the making of repairs, the rent then prevailing will be equitably reduced in the proportion that the unusable part of the Premises bears to the whole thereof for the period that repairs are being made. No rent shall be payable while the Premises are wholly unusable due to casualty damage.

     17.4 Arbitration. Any controversy or claim arising out of or relating to this Paragraph shall be settled by arbitration in accordance with the rules of the American Arbitration Association as then in effect, and judgment upon the award rendered by the arbitration may be entered in any court having jurisdiction. The expenses of arbitration shall be borne by the parties as allocated by the arbitrators. The party desiring arbitration shall serve notice upon the other party, together with designation of the first party's arbitrator.

     17.5 Lessor's Overriding Right To Terminate. Notwithstanding anything to the contrary herein, if the discounted present value of the rent due hereunder for the balance of the Term, using as the discount rate the prime commercial lending rate in effect at the Bank of America as of the date Lessor is to commence repairs pursuant to Paragraph 17.2 hereof, is less than the cost of repairing the damage to the Premises, Lessor may at its option terminate this Lease upon 10 days' written notice.

     18.0 MISCELLANEOUS PROVISIONS.

     18.1 Waiver. No waiver of any breach of any of the covenants or conditions of this Lease shall be construed to be a waiver of any other breach or to be a consent to any further or succeeding breach of the same or other covenant or condition. The subsequent acceptance of rent hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

     18.2 Successors And Assigns. Except as otherwise provided herein, the provisions hereof shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the parties.

     18.3 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and either personally delivered or sent by certified mail, return receipt requested, postage prepaid, properly addressed to the other party at the address set forth next to its signature below, or at such other address or addresses as may from time to time be designated in like manner by one party to the other. Any such notice shall be deemed given when personally delivered or on the date indicated on the Post Office's certified mail receipt.

     18.4 Partial Invalidity. If for any reason any provision of this Lease shall be determined to be invalid or inoperative, the validity and effect of the other provisions hereof shall not be affected thereby.

     18.5 Number And Gender. All terms in this Lease shall be construed to mean either the singular or the plural, masculine, feminine or neuter, as the situation may demand.

     18.6 Descriptive Headings. The headings used herein and in any of the documents attached hereto as schedules, lists or exhibits are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

     18.7 Time Is Of The Essence. In all matters time is of the essence in the performance of all obligations under this Lease.

     18.8 Entire Agreement. This Lease and the documents attached hereto as schedules, lists or exhibits, constitute the entire agreement and understanding between the parties with respect to the subject matters herein and therein, and supersede and replace any prior agreements and understandings, whether oral or written, between and among them with respect to the lease of the Premises, rental therefor, use thereof and all other such matters. The provisions of this Lease may be waived, altered, amended or repealed in whole or in part only upon the written consent of Lessor and Lessee.

     18.9 Memorandum Of Lease. Lessor and Lessee mutually agree that they will not file or record a copy of this Lease, but that in the event Lessor or Lessee requests a recording, Lessor and Lessee shall execute and acknowledge a memorandum of this Lease in a form approved by the parties setting forth in said memorandum the description of the Premises, the date of the Lease, the Commencement Date and the date of termination. Said memorandum of Lease may be recorded in the Recorder's Office of the County in which the Premises are located.

     18.10 Applicable Law. This Lease Agreement construed and interpreted in accordance with the laws of the State of California.

     18.11 Corporate Authority. Each individual executing this Lease on behalf of a corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     18.12 Litigation Expense. If any party shall bring an action against any other party hereto by reason of the breach of any covenant, warranty, representation or condition hereof, or otherwise arising out of this Agreement or any schedule, list or exhibit hereto, whether for declaratory or other relief, the prevailing party in such suit shall be entitled to such party's costs of suit and attorneys' fees, which shall be payable whether or not such action is prosecuted to judgment.

     18.13 Subordination Of Leasehold. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create against the Premises including all renewals, replacements and extensions thereof; provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee performs all covenants and conditions of this Lease and continues to make all payments hereunder, this Lease and Lessee's possession and rights hereunder shall not be disturbed by the mortgagees or anyone claiming under or through such mortgages. Lessee agrees to execute any and all instruments in writing which may be required by Lessor to subordinate Lessee's rights to the lien of such mortgage.

     18.14 Lessee's Certificate. Within 15 days following Lessor's request, Lessee shall complete, execute and deliver to Lessor a Lessee's Certificate, setting forth the information requested therein including, but not limited to (a) certification that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the date to which the rental and other charges are paid in advance, if any, (b) acknowledgement that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed and (c) setting forth the date of commencement and expiration of the Term. Failure of Lessee to deliver such Certificate within said 15 days shall be deemed to be an acknowledgement that Lessor is not in default under the Lease, and that the terms of the Lease have not been modified or supplemented in any way. It is intended that such Certificate may be relied upon by any prospective purchaser, lender or assignee of any lender of the Premises.

     18.15 Attornment. Lessee shall, in the event of any sale of the Premises or if proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage, installment land contract or deed of trust made by Lessor covering the Premises, attorn to the mortgagee or the purchaser upon any such foreclosure or sale and recognize such mortgagee or purchaser as Lessor under this Lease, provided that Lessee's possession and rights hereunder shall not be disturbed by the mortgagee or purchaser.

     18.16 Day. As used herein, the term "day" shall mean, unless otherwise specifically stated, a calendar day.

     18.17 Brokers. The only broker's fees in connection with this Lease shall be payable by Lessor to Coldwell Banker. Each party hereby indemnifies and agrees to hold the other harmless from any and all other broker fees.

     IN WITNESS WHEREOF, the parties have executed this Lease on the day and year first written above.

LESSOR:                                   LESSEE:

SEVENTH STREET PROPERTIES II              XOMA CORPORATION
1120 Nye Street, Suite 400
San Rafael, CA 94915
                                                  (Address)

By /s/ Richard K. Robbins                 By /s/ Steven C. Mendell
(Signature)                                    (Signature)

Richard K. Robbins                        Steven C. Mendell/ CEO
(Print Name & Title)                       (Print Name & Title)

                                    EXHIBIT A

                      DESCRIPTION OF PREMISES AND PROPERTY

                       (Drawing of Building inserted here)

                                    EXHIBIT B

                WORK TO BE PERFORMED BEFORE OCCUPANCY OF PREMISES

     Lessor shall deliver the Premises to Lessee in shell condition. As used herein, "shell condition" shall mean that the Premises shall include all of the following: exterior walls with windows and doors, roof structure and roofing, concrete slab, exterior painting, fire sprinklers, roof drainage, standard building utilities brought to the Premises but not distributed, male and female toilets, landscaping, parking lot, storm sewers, sidewalks, electrical secondary cable and conduit, site lighting, roof hatch and ladder, and rock below slab.

     Lessee shall construct all tenant improvements to be placed on the Premises in accordance with the working drawings approved in writing by Lessor. Lessee shall be entitled to an allowance of $15.00 per square foot of leaseable space (the "Allowance") for the construction of the tenant improvements and the preparation of the working drawings therefor. If the cost of the tenant improvements exceeds the Allowance, such excess shall be borne by Lessee, at its own expense. The Allowance shall be paid to Lessee in cash within 15 days of occupancy of the Premises by Lessee and approval of the tenant improvements by Lessor.

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